Exhibit 3.1(g)

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ARTICLES OF ORGANIZATION

of

VWR ACQUISITION, LLC

Pursuant to Section 203 of the Limited Liability Company Law:

1.	The name of the limited liability company is VWR Acquisition, LLC (the “Company”).

2.	The county within this state in which the office of the Company is to be located is Clinton County.

3.	The Secretary of State is designated as agent of the Company upon whom process against it may be served. The address to which the Secretary of State shall mail a copy of any process against the Company served upon him or her is Corporation Service Company, 80 State Street, Albany, NY 12207-2543.

IN WITNESS WHEREOF, the Organizer has executed these Articles of Organization on the 22nd of July, 2011.

By	/s/ Thomas D. Salus
Name:	Thomas D. Salus
Title:	Organizer

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ARTICLES OF ORGANIZATION

OF

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VWR ACQUISITION, LLC

(Insert name of Limited Liability Company)

Under Section 203 of the Limited Liability Company Law

Filed by:	Thomas D. Salus
(Name)

	100 Matsonford Road	[SEAL]
(Mailing address)

Radnor, PA 19087
(City, State and ZIP code)

NOTE: This form was prepared by the New York State Department of State for filing articles of organization for a domestic limited liability company. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that legal documents be prepared under the guidance of an attorney. The certificate must be submitted with a $200 filing fee made payable to the Department of State.

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New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

One Commerce Plaza, 99 Washington Avenue

Albany, NY 12231

www.dos.state.ny.us

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF ORGANIZATION

OF

VWR ACQUISITION, LLC

(Insert Name of Domestic Limited Liability Company)

Under Section 211 of the Limited Liability Company Law

FIRST: The name of the limited liability company is: VWR Acquisition, LLC

If the name of the limited liability company has been changed, the name under which it was organized is:

SECOND: The date of filing of the articles of organization is: 7/25/2011

THIRD: The amendment effected by this certificate of amendment is as follows:

(Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the limited liability company would read as follows: Paragraph First of the Articles or Organization relating to the limited liability company name is hereby amended to read as follows: First: The name of the limited liability company is… (new name)…)

Paragraph First of the Articles of Organization relating to the limited liability company name is hereby amended to read as follows:

First:	The name of the limited liability company is Anachemia Chemicals, LLC (the “Company”).

X
(Signature)

Thomas D. Salus
(Type or print name)

Authorized Person
(Title of signer)

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CERTIFICATE OF AMENDMENT

OF

ARTICLES OF ORGANIZATION

OF

VWR ACQUISITION, LLC

[SEAL]

(Insert Name of Domestic Limited Liability Company)

Under Section 211 of the Limited Liability Company Law

Filed by:

Thomas D. Salus	[SEAL]
(Name)

100 Matsonford Road
(Mailing address)

Radnor, PA 19087
(City, State and Zip code)

NOTE: This form was prepared by the New York State Department of State for filing a certificate of amendment of a domestic limited liability company. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal supply stores. The Department of State recommends that legal documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee made payable to the Department of State.

(For office use only.)

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